UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2023

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-6409-6966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, HeartCore Enterprises, Inc. (the “Company”) entered into an Executive Employment Agreement (each, an “Employment Agreement” and collectively, the “Employment Agreements”), dated as of February 9, 2022, by and between the Company and each of Qizhi Gao, the Company’s Chief Financial Officer; Kimio Hosaka, the Company’s Chief Operating Officer and a member of the Company’s Board of Directors; Keisuke Kuno, the Company’s CX Division Vice President; and Hidekazu Miyata, the Company’s Chief Technical Officer. On January 10, 2023, the Company entered into Amendment No. 1 to each of the Employment Agreements (each, an “Amendment” and collectively, the “Amendments”). Pursuant to the terms of each of the Amendments, the executives’ annual base salaries were increased as follows, effective January 1, 2023:

Executive	Prior Base Salary	New Base Salary
Qizhi Gao	$54,012	$120,222
Kimio Hosaka	$95,459	$164,770
Keisuke Kuno	$109,100	$152,308
Hidekazu Miyata	$75,600	$112,616

Except as set forth in each Amendment, each of the Employment Agreements remains in full force and effect.

The foregoing description of each of the Amendments is qualified in its entirety by reference to each of the Amendments, copies of which will be filed with the Company’s next periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTCORE ENTERPRISES, INC.

Dated: January 17, 2023	By:	/s/ Sumitaka Yamamoto
	Name:	Sumitaka Yamamoto
	Title:	Chief Executive Officer